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                                                                      EXHIBIT 12

        STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(a) Sunoco, Inc. and Subsidiaries

        (Millions of Dollars Except Ratio)
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                                                                                                         For the
                                                                                                        Year Ended
                                                                                                     December 31, 2001
                                                                                                    ------------------
                                                                                                         (UNAUDITED)
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Fixed Charges:
   Consolidated interest cost and debt expense                                                               $103
   Proportionate share of interest cost and debt
     expense of 50 percent owned but not controlled
     affiliated companies                                                                                       7
   Interest allocable to rental expense(b)                                                                     48
                                                                                                             ----
      Total                                                                                                  $158
                                                                                                             ====

Earnings:
   Consolidated income before income tax expense                                                             $587
   Proportionate share of income tax expense of
       50 percent owned but not controlled affiliated
       companies                                                                                                3
   Equity in income of less than 50 percent owned
       affiliated companies                                                                                   (11)
   Dividends received from less than 50 percent
       owned affiliated companies                                                                              13
   Fixed charges                                                                                              158
   Interest capitalized                                                                                        --
   Amortization of previously capitalized interest                                                              1
                                                                                                             ----
           Total                                                                                             $751
                                                                                                             ====
Ratio of Earnings to Fixed Charges                                                                           4.75
                                                                                                             ====
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(a)   The consolidated financial statements of Sunoco, Inc. and subsidiaries contain the accounts of all subsidiaries that are controlled (generally more than 50 percent owned). Corporate joint ventures and affiliated companies over which the Company has the ability to exercise significant influence but that are not controlled (generally 20 to 50 percent owned)
      are accounted for by the equity method.
(b)   Represents one-third of total operating lease rental expense which is that portion deemed to be interest.